The reverse stock split and recapitalization described in Note 14 to the financial statements has not been consummated at June 15, 1999. When it has been consummated, we expect to be in a position to render the following consent.


                                            /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 12, 1999, except as to Note 14 which is as of March 12, 1999, relating to the financial statements of GlobeSpan, Inc., which appears in such Prospectus. We also consent to the use in the Prospectus of our report dated August 28, 1998 relating to the financial statements of The Advanced Transmission Technology Division of AT&T Paradyne Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

Florham Park, New Jersey

June 15, 1999